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                                                                   Exhibit 3.1


                                                                        PAGE 1

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CVC HOLDINGS, INC.", CHANGING ITS NAME FROM "CVC HOLDINGS, INC." TO "CVC, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF OCTOBER, A.D. 1997, AT 12 O'CLOCK P.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                                       /s/ Edward J. Freel
                                       ---------------------------------------
                                       EDWARD J. FREEL, SECRETARY OF STATE

                                     [SEAL]

                                       AUTHENTICATION:  8704832
                                                 DATE:  10-16-97


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                             CERTIFICATE OF AMENDMENT TO
                               RESTATED CERTIFICATE OF
                                   INCORPORATION OF
                                  CVC HOLDINGS, INC.


         CVC Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is CVC Holdings, Inc.

         2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 19, 1990, and was amended pursuant to a Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 18, 1995.

         3. This Restated Certificate of Incorporation is hereby further amended as follows:

         A. Article I shall be deleted and replaced in its entirety with the following:
                                      ARTICLE I

         The name of the Corporation is CVC, Inc.

         B. The second and third sentences of Article IV(a) shall be deleted and replaced in their entirety by the following:

         The total number of shares which the Corporation is authorized to issue is 50,102,500. The total number of shares of Common Stock which the Corporation is authorized to issue is 50,000,000, par value $.01 per share.

         C. The first sentence of Section 5(b) of Article IV shall be deleted and replaced in its entirety by the following:

         The Board of Directors of the Corporation shall consist of not less than three (3) members, the exact number to be fixed from time to time solely by resolution of the Board of Directors acting by not less than a majority of the directors then in office.

         4. The amendments to the Restated Certificate of Incorporation as hereinabove set forth have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

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    IN WITNESS WHEREOF, CVC Holdings, Inc. has caused this Certificate to be signed by Christine B. Whitman, its President, this 15th day of October, 1997.


                                       CVC HOLDINGS, INC.


                                       /s/ Christine B. Whitman
                                       ----------------------------
                                       Christine B. Whitman,
                                       President


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